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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ___________________
                       Nobel Learning Communities, Inc.
            (Exact name of registrant as specified in its charter)

             Delaware                             22-2465204
 (State or other jurisdiction of     (IRS Employee Identification Number)
  incorporation or organization)

                         Rose Tree Corporate Center II
                    1400 North Providence Road, Suite 3055
                                Media, PA 19063
              (Address of principal executive offices) (Zip Code)

                    2000 Stock Option Plan for Consultants
                    A. J. Clegg 1997 Stock Option Agreement
                   John R. Frock 1997 Stock Option Agreement
                  Daryl A. Dixon 1999 Stock Option Agreement
                           (Full title of the plan)

                              ___________________
                                  A. J. Clegg
                       Nobel Learning Communities, Inc.
                         Rose Tree Corporate Center II
                    1400 North Providence Road, Suite 3055
                                Media, PA 19063
                    (Name and address of agent for service)
                                (610) 891-8200
         (Telephone number, including area code, of agent for service)

                              ___________________
                       copies of all communications to:
                            Barry S. Swirsky, Esq.
                       Nobel Learning Communities, Inc.
                         Rose Tree Corporate Center II
                    1400 North Providence Road, Suite 3055
                                Media, PA 19063
                                (610) 891-8200
                              ___________________
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
 Title of each class of securities      Amount to be         Proposed maximum        Proposed         Amount of
         to be registered            registered (1) (2)     offering price per       maximum       registration fee
                                                                  share             aggregate
                                                                                 offering price*
-------------------------------------------------------------------------------------------------------------------
Common stock par value $.001             200,000 shares          $   9.13 (3)      $1,826,000.00         $456.50
-------------------------------------------------------------------------------------------------------------------
Common stock par value $.001              15,000 shares          $ 10.375 (4)      $  155,625.00         $ 38.91
-------------------------------------------------------------------------------------------------------------------
Common stock par value $.001              15,000 shares          $ 10.375 (4)      $  155,625.00         $ 38.91
-------------------------------------------------------------------------------------------------------------------
Common stock par value $.001             110,000 shares          $4.84375 (4)      $  532,812.50         $133.20
===================================================================================================================
Total                                    340,000 shares                            $2,670,062.50         $667.52
===================================================================================================================

(1) Includes 200,000 shares issuable pursuant to the 2000 Stock Option Plan for Consultants, 15,000 shares issuable pursuant to the A. J. Clegg 1997 Stock Option Agreement, 15,000 shares issuable pursuant to the John R. Frock 1997 Stock Option Agreement, and 110,000 shares issuable pursuant to the Daryl
     A. Dixon 1999 Stock Option Agreement.

(2) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with stock splits, stock dividends or similar transactions.

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457, solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on May 18, 2001, as reported on the Nasdaq National Market.

(4) Estimated pursuant to paragraph (h)(1) of Rule 457, based on the exercise price per share of stock options awarded.

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PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       (Not required to be filed as part of the Registration Statement)



PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------
  The Registrant hereby incorporates by reference herein the following documents:

  a. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

  b. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2000 and December 31, 2000.

  c. The Form 8-A of the Registrant filed on August 30, 1988 (registering the Registrant's Common Stock and containing a description thereof), and amended by Form of the Registrant filed on May 30, 2000.

  All other reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement, except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------
     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------
     The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Registrant by Barry S. Swirsky, General Counsel of the Company. Mr. Swirsky holds options to purchase 60,000 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------
     Section 145 of the Delaware General Corporation Law, Del. Code Ann. tit. 8, sec. 145 (1991), permits indemnification of officers and directors in certain circumstances.

     Article 4, Section 4.01 of the Registrant's Bylaws provides that any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving while a director or officer of the Registrant at the request of the Registrant as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Registrant against expenses (including attorney's fees), judgements, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.

     Article 4, Section 4.04 states that the indemnification and advancement of expenses provided by Article 4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as

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to a person who has ceased to be director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------
             Not Applicable.


Item 8.  Exhibits.
         --------
3.1 Registrant's Certificate of Incorporation, as amended and restated. (Filed as Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, and incorporated herein by reference.)

3.2 Registrant's Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock. (Filed as Exhibit 7(c) to the Registrant's Current Report on Form 8-K filed on June 14, 1993 and incorporated herein by reference.)

3.3 Registrant's Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock. (Filed as Exhibit 4(ae) to the Registrant's Quarterly Report on Form 10-Q with respect to the quarter ended June 30, 1994 and incorporated herein by reference.)

3.4 Registrant's Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock. (Filed as Exhibit 4E to the Registrant's Current Report on Form 8-K filed on September 11, 1995, date of earliest event reported August 25, 1995, and incorporated herein by reference.)

3.5 Registrant's Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock. (Filed as Exhibit B to
         Exhibit 1.1 to Registrant's Registration Statement on Form 8-A, dated May 30, 2000 and incorporated herein by reference.)

3.6 Registrant's Amended and Restated By-laws. (Filed as Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference.)

5        Opinion of Barry S. Swirsky, Esq., General Counsel of the Registrant.

10.1 Stock Option Agreement dated January 2, 1997 between A. J. Clegg and the Registrant.

10.2 Stock Option Agreement dated January 2, 1997 between John R. Frock and the Registrant.

10.3 Stock Option Agreement dated as of January 25, 1999 between Daryl A. Dixon and the Registrant.

10.4     2000 Stock Option Plan for Consultants.

23.1     Consent of PricewaterhouseCoopers L.L.P., independent accountants.

23.2     Consent of Barry S. Swirsky, Esq. (included as part of Exhibit 5).

Item 9.  Undertakings.
         ------------
     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(a) and (1)(b) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished

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to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for purposes of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(a) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Media, Pennsylvania on May 22, 2001.

                                          NOBEL LEARNING COMMUNITIES, INC.


                                          By: /s/ A. J. Clegg
                                              ----------------------------------
                                              A. J. Clegg
                                              Chairman of the Board of Directors
                                               and Chief Executive Officer

  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints A.J. Clegg and John R. Frock and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature              Title                                   Date
     ---------              -----                                   ----


/s/ A. J. Clegg             Chairman of the Board                   May 22, 2001
-----------------------     of Directors and Chief
A. J. Clegg                 Executive Officer




/s/ William E. Bailey       Executive Vice President;               May 22, 2001
-----------------------     Principal Financial Officer
William E. Bailey           and Principal Accounting Officer




/s/ Edward H. Chambers      Director                                May 22, 2001
-----------------------
Edward H. Chambers


/s/ John R. Frock           Vice Chairman, Director                 May 22, 2001
-----------------------
John R. Frock


/s/ Peter H. Havens         Director                                May 22, 2001
-----------------------
Peter H. Havens

                                      II-4
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                            Director                                May 22, 2001
-----------------------
Pamela S. Lewis



/s/ Eugene G. Monaco        Director                                May 22, 2001
-----------------------
Eugene G. Monaco


                            Director                                May 22, 2001
-----------------------
William L. Walton


 /s/ Robert E. Zobel        Director                                May 22, 2001
-----------------------
Robert E. Zobel

                                   EXHIBITS

Exhibit
Number    Description
--------  -----------

3.1 Registrant's Certificate of Incorporation, as amended and restated. (Filed as Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, and incorporated herein by reference.)

3.2 Registrant's Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock. (Filed as Exhibit 7(c) to the Registrant's Current Report on Form 8-K filed on June 14, 1993 and incorporated herein by reference.)

3.3 Registrant's Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock. (Filed as Exhibit 4(ae) to the Registrant's Quarterly Report on Form 10-Q with respect to the quarter ended June 30, 1994 and incorporated herein by reference.)

3.4 Registrant's Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock. (Filed as Exhibit 4E to the Registrant's Current Report on Form 8-K filed on September 11, 1995, date of earliest event reported August 25, 1995, and incorporated herein by reference.)

3.5 Registrant's Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock. (Filed as Exhibit B to
          Exhibit 1.1 to Registrant's Registration Statement on Form 8-A, dated May 30, 2000 and incorporated herein by reference.)

3.6 Registrant's Amended and Restated By-laws. (Filed as Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference.)

5         Opinion of Barry S. Swirsky, Esq., General Counsel of the Registrant.

10.1 Stock Option Agreement dated January 2, 1997 between A. J. Clegg and the Registrant.

10.2 Stock Option Agreement dated January 2, 1997 between John R. Frock and the Registrant.

10.3 Stock Option Agreement dated as of January 25, 1999 between Daryl A. Dixon and the Registrant.

10.4      2000 Stock Option Plan for Consultant.

23.1      Consent of PricewaterhouseCoopers L.L.P., independent accountants.

23.2      Consent of Barry S. Swirsky, Esq. (included as part of Exhibit 5).

                                      II-6